Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 6, 2021 (this “Amendment”), by and among TECHNIPFMC PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), FMC TECHNOLOGIES, INC., a Delaware corporation (the “U.S. Borrower” and, together with the Company, the “Borrowers”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrowers are parties to that certain Credit Agreement, dated as of February 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended or otherwise modified by this Amendment, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and the Administrative Agent;
WHEREAS, on August 31, 2021, the Company announced a tender offer to purchase up to $250,000,000 aggregate principal of its outstanding Senior Unsecured Notes with respect to which $164,100,000 of Senior Unsecured Notes have been tendered and settled with accrued interest and premium as of September 15, 2021 (the “Cash Settlement”);
WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders (a) consent to the Cash Settlement (the “Tender Payment Consent”), (b) waive any Default or Event of Default, if any, arising solely as a result of the Cash Settlement (each, a “Related Event”) (the Tender Payment Consent and waiver of any Related Events, collectively, the “Requested Actions”) and (c) amend the Existing Credit Agreement as set forth herein; and
WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto are willing to agree to the Requested Actions and such amendments to the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION I.1.  Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
SECTION II.1.  As of the Second Amendment Effective Date, the Existing Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A.
SECTION II.2.  As of the Second Amendment Effective Date, the Existing Credit Agreement is hereby further amended by (a) deleting the property at 149A Gul Circle, Singapore 629605, Entry ID SGP-SIN-03-02 from Schedule 1.01(b) thereto and (b) deleting Schedule 6.01 thereto and inserting a new Schedule 6.01 thereto in the form of Schedule 6.01 hereto.
ARTICLE III
CONSENT
SECTION III.1.  Each of the Borrowers, the Administrative Agent and the undersigned Lenders, which constitute the Required Lenders, hereby agree to the Requested Actions. This Amendment, except as expressly provided in this Section 3.1, shall not operate as a consent to or a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute consent to or a waiver of any future failure of any Loan Party to comply with any of its obligations under the Credit Agreement or any other Loan Document.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
SECTION IV.1.  The effectiveness of this Amendment (including the amendments contained in Article II and the consent contained in Article III) (the date of such effectiveness, the “Second Amendment Effective Date”) is subject to (a) the due execution of this Amendment by the Borrowers and Lenders constituting the Required Lenders, (b) receipt by the Administrative Agent of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid under the Existing Credit Agreement, (c) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company certifying as to the matters set forth in Section 5.1 and (d) receipt of an updated or supplemental Perfection Certificate (i) indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in the information included in the Perfection Certificate delivered on the Effective Date or the most recent supplement thereto delivered pursuant to Section 5.03(b) of the Credit Agreement or (ii) certifying that there has been no change in such information from the Perfection Certificate delivered on the Effective Date or the most recent supplement thereto delivered pursuant to Section 5.03(b) of the Credit Agreement, as applicable.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
SECTION V.1.  To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders that, as of the Second Amendment Effective Date:
(a)each Loan Party hereto (i) is a Person duly organized, incorporated or established, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, incorporation or establishment and (ii) has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party;
(b)(i) the execution, delivery and performance by the Borrowers of this Amendment has been duly authorized by all necessary corporate or other organizational action, and (ii) the execution, delivery and performance by any Loan Party hereto of this Amendment will not (x) result in any creation or imposition of any Lien upon any asset now owned or hereafter acquired by the Borrowers or any Loan Party (other than as permitted by the Loan Documents), (y) violate any Requirement of Law applicable to the Borrowers or any Loan Party and (z) violate or result (alone or with notice or lapse of time or both) in a default under any indenture, agreement or other instrument binding upon any Borrower or any Loan Party or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Borrower or any Loan Party or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration that would not reasonably be expected to have a Material Adverse Effect;
(c)the execution, delivery and performance by the Borrowers of this Amendment, will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) registrations or filings necessary to perfect Liens created under the Loan Documents and payment of applicable stamp duty in respect of the Loan Documents, (ii) consents, approvals, registrations or filings which have been obtained or made and are in full force and effect or (iii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(d)this Amendment has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;
(e)after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Second Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date; and
(f)after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
ARTICLE VI
EFFECTS ON LOAN DOCUMENTS
SECTION VI.1.  On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall, in each case, mean and be a reference to the Credit Agreement.
SECTION VI.2.  Except as specifically amended or otherwise modified herein or contemplated hereby, the Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect in all respects. Without limiting the generality of the foregoing, all of the Collateral described in the Security Documents shall continue to secure the payment of all Obligations. This Amendment shall not constitute a novation of any Obligations existing prior to the date hereof and shall merely amend or otherwise modify such Obligations to the extent set forth herein.
SECTION VI.3.  On and after the Second Amendment Effective Date, this Amendment shall constitute a Loan Document. This Amendment and the Credit Agreement shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.
ARTICLE VII
MISCELLANEOUS
SECTION VII.1.  Waivers; Amendments; Severability. This Amendment may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 9.02 of the Credit Agreement.
(b)Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION VII.2.  Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION VII.3.  Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION VII.4.  Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
SECTION VII.5.  Reaffirmation. The Borrowers, on behalf of themselves and the Guarantors, hereby (a) consent to the amendment of the Credit Agreement effected hereby, (b) acknowledge and agree that all of their respective obligations under the Credit Agreement, the Guarantee, the Security Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, are reaffirmed and remain in full force and effect on a continuous basis and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment, (c) reaffirm (i) each Lien granted by them to the Administrative Agent for the benefit of the Secured Parties and (ii) any guarantees made by them pursuant to the Guarantee, and (d) acknowledge and agree that the grants of security interests by them contained in, and all Liens created under, each Security Document shall remain in full force and effect and continue to secure the Obligations.
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Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
TECHNIPFMC PLC, as Borrower
By:
Name:    Alf Melin
Title:    Executive Vice President and Chief Financial Officer
FMC TECHNOLOGIES, INC., as Borrower
By:
Name:    Alf Melin
Title:    Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and individually as a Lender
By:___________________________________
Name: Anson Williams
Title: Authorized Signatory

[ ],
as a Lender
By:___________________________________
Name:
Title: